                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant (X)

     Filed by a party other than the registrant ( )

     Check the appropriate box:

     ( ) Preliminary proxy statement.       ( ) Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     (X) Definitive proxy statement.

     ( ) Definitive additional materials.

     ( ) Soliciting material pursuant to Section 240.14a-12


                              PENFORD CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     (X) No fee required.

     ( ) Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     ( ) Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     ( ) Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                                 (PENFORD LOGO)

                              Englewood, Colorado

                               December 19, 2003

Dear Shareholders:

     You are cordially invited to attend the Annual Meeting of Shareholders of Penford Corporation to be held on Tuesday, January 20, 2004 at 10:30 a.m. at the Inverness Hotel, 200 Inverness Drive West, Englewood, CO 80112.

     In addition to the items set forth in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, Company management and the Board of Directors will be available to provide an opportunity to discuss matters of interest to you as a shareholder. The 2003 Annual Report to Shareholders is also enclosed with these materials. No formal presentation is planned for the Annual Meeting.

     Your vote is important. Whether or not you plan to attend, please vote promptly to ensure that your shares are represented.

     On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in Penford Corporation.

                                          Very truly yours,

                                          /s/ THOMAS D.MALKOSKI
                                          Thomas D. Malkoski
                                          Chief Executive Officer

                              PENFORD CORPORATION
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON JANUARY 20, 2004

                            ------------------------

     The Annual Meeting of Shareholders of Penford Corporation will be held at the Inverness Hotel, 200 Inverness Drive West, Englewood, CO 80112, on Tuesday, January 20, 2004, at 10:30 a.m., for the following purposes:

     1. To elect five directors.

     2. To transact such other business as may properly come before the meeting.

     The Board of Directors has no knowledge of any other business to be transacted at the meeting.

     A copy of the Company's Annual Report to Shareholders for the fiscal year ended August 31, 2003, which contains financial statements and other information of interest to shareholders, accompanies this notice and the enclosed proxy.

     The record date for the annual meeting is December 5, 2003. Only shareholders of record at the close of business on that date can vote at the meeting.

                                          By Order of the Board of Directors

                                          /s/ STEVEN O. CORDIER
                                          Steven O. Cordier
                                          Corporate Secretary
December 19, 2003

                                   IMPORTANT

     Whether or not you plan to attend the meeting in person, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. An envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail. RESPONDING PROMPTLY WILL SAVE THE COMPANY THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION.Submitting your vote by Proxy will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option.

                              PENFORD CORPORATION
                           7094 SOUTH REVERE PARKWAY
                           ENGLEWOOD, COLORADO 80112

                                PROXY STATEMENT

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (sometimes referred to as the "Board") of Penford Corporation, a Washington corporation ("Penford" or the "Company"), to be voted at the Company's 2004 Annual Meeting of Shareholders to be held at 10:30 a.m. at the Inverness Hotel, 200 Inverness Drive West, Englewood, CO 80112 on Tuesday, January 20, 2004. The costs of this solicitation shall be borne by the Company. Shareholders who execute proxies may revoke them at any time prior to their exercise by delivering a written revocation to the Secretary of the Company, by submission of a proxy with a later date, or by voting in person at the meeting. These proxy materials, together with the Company's Annual Report to Shareholders, are being mailed to shareholders on or about December 19, 2003.

     Shareholders of record at the close of business on December 5, 2003 will be entitled to vote at the meeting on the basis of one vote for each share held. On December 5, 2003, there were outstanding 8,700,678 shares of common stock of the Company.

                             ELECTION OF DIRECTORS
                                 (PROPOSAL #1)

     The Board of Directors consists of nine members and is divided into three classes. Directors in each class are generally elected for a three-year term. This year, Messrs. Jeffrey T. Cook and Thomas D. Malkoski and Ms. Sally G. Narodick, each of whom are current directors, have been nominated to be re-elected for a three-year term that expires at the Annual Meeting of Shareholders to be held in 2007. Messrs. William E. Buchholz and R. Randolph Devening, appointed to the Board during the fiscal year, have been nominated for a one-year term and two-year term, respectively. Unless a shareholder indicates otherwise, each signed proxy will be voted for the election of these nominees.

     Management expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that the proxies will be voted for the election of another nominee to be designated to fill any such vacancy by the Board of Directors.

     The candidates elected are those receiving the largest number of votes cast by the shares entitled to vote in the election, up to the number of directors to be elected. Shares held by persons who abstain from voting on the election and broker "non-votes" will not be counted in the election.

     The Board has determined that each of the nominees and continuing directors is "independent" under the Nasdaq listing requirements and applicable law except for Mr. Malkoski and Mr. Cook, who are respectively the current and former President and Chief Executive Officer.

     Nominees for Election -- Term To Expire 2007

     Jeffrey T. Cook, 47, is the President and Chief Operating Officer of Stellar International Holdings, a Seattle-based private investment firm. Mr. Cook was President of Penford Corporation from January 2002 to January 2003, and is currently a member of the Board of Directors. He previously served as President and Chief Executive Officer from September 1998 to January 2002, Vice President, Finance and Chief Financial Officer from 1991 to August 1998, and was the Corporate Treasurer prior to that time. He joined the Company in 1983. He is a graduate of Stanford University with a B.A. in Economics. Mr. Cook serves as a Board member of Eoscene Corporation and the Museum of Glass in Tacoma, Washington.

     Thomas D. Malkoski, 47, was appointed to the Board of Directors and named Chief Executive Officer in January 2002. In addition, he was named President in January 2003. He served as President and Chief Executive Officer of Griffith Laboratories, North America from 1997 to 2001. Formerly, he served as Vice President/ Managing Director of the Asia Pacific and South Pacific regions for Chiquita Brands International. Mr. Malkoski began his career at the Procter and Gamble Company spending nearly twelve years progressing through major product category management responsibilities. He graduated from the University of New Hampshire with a B.A. in Economics and Business Management and earned an M.B.A. from the University of Michigan. Mr. Malkoski also serves as a Board member of LPK, a privately held brand imaging and strategic positioning company.

     Sally G. Narodick, 58, has served as a director of the Company since August 1993. Ms. Narodick is an independent educational technology and e-learning consultant. From 1998 to 2000, she served as Chief Executive Officer of Apex Online Learning, an Internet educational software company. Previously, Ms. Narodick served as an education technology consultant, both independently and for the Consumer Division of IBM from 1996 to 1998. From 1989 to 1996, Ms. Narodick served as Chair and Chief Executive Officer of Edmark Corporation, an educational software company that was sold to IBM in 1996. A graduate of Boston University, Ms. Narodick earned an M.A. in Teaching from Columbia University and an M.B.A. from New York University. She serves as a Board member of click2learn.com, Inc., Puget Energy, Inc., and Solutia Inc.

     Nominees for Election -- Term To Expire 2006

     R. Randolph Devening, 61, was appointed to the Board of Directors in August 2003. Until his retirement in 2001, Mr. Devening served for seven years as Chairman, President and Chief Executive Officer of Foodbrands America, Inc., a company that produces, markets and distributes branded and processed food products for the food service and retail markets. Prior to that, he served as Vice Chairman and Chief Financial Officer from 1993 to 1994, and Executive Vice President, Director and Chief Financial Officer from 1989 to 1993 for Fleming Companies, Inc., a wholesale food distributor. Mr. Devening holds an undergraduate degree in International Relations from Stanford University and an MBA in Finance and Marketing from Harvard University Graduate School of Business. Mr. Devening serves as a Director of Keystone Automotive Operations and as an advisor to Catalyst/Hall Funds.

     Nominees for Election -- Term To Expire 2005

     William E. Buchholz, 61, was appointed to the Board of Directors in January 2003. Mr. Buchholz most recently served as Senior Vice President of Finance and Administration, Chief Financial Officer, and Secretary at MessageMedia, a Colorado-based email messaging service and software company. Prior to MessageMedia, Mr. Buchholz was Senior Vice President and Chief Financial Officer of Nalco Chemical Company, a specialty chemical company, for seven years with responsibilities for all finance functions including audit, tax, financial systems, and U.S. and international treasury, and investor relations. He also served as Vice President and Chief Financial Officer of Cincinnati Milacron, an industrial equipment supplier. Mr. Buchholz is a certified public accountant and holds an M.B.A., Finance and a B.A., Accounting, both from Michigan State University.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES AS A DIRECTOR.

     Continuing Directors -- Term Expires 2006

     Richard T. Crowder, 64, has served as a director of the Company since January 2001. Mr. Crowder is President and Chief Executive Officer of the American Seed Trade Association ("ASTA"), one of the oldest trade organizations in the United States consisting of over 800 companies involved in seed production and distribution, plant breeding, and related industries. Mr. Crowder was an independent consultant from 1999 until his appointment as CEO at ASTA in April 2002. He served as Senior Vice President, International Operations of Dekalb Genetics Corporation (now Monsanto) until 1999. Previously he worked as Executive Vice President and General Manager, International Operations for Armour Swift Eckrich from 1992 until 1994 and also the United States Department of Agriculture as the Under Secretary of International Affairs and Commodity Programs from 1989 until 1992. Mr. Crowder received a B.S. and an M.S. in Agricultural Economics from Virginia Tech and earned a Doctorate in Agricultural Economics from Oklahoma State University.

     Paul H. Hatfield, 67, has served as director of the Company since October 1994 and as Chairman of the Board since January 2003. Mr. Hatfield is Principal of the Hatfield Capital Group, a private investment company. He served as Chairman, President and Chief Executive Officer of Petrolite Corporation until July 1997. Previously, he worked for Ralston Purina Company from 1959 until his retirement in 1995. He served as a Vice

President of Ralston as well as the President and Chief Executive officer of Protein Technologies International, Inc., then a wholly-owned subsidiary of Ralston. He serves as a Board member and is Chairman of the Executive Development and Compensation Committee of Solutia Inc., and Director of Bunge Limited, Maritz Inc. and Stout Industries. Mr. Hatfield is Chairman of the Board of Boyce Thompson Institute for Plant Research. Mr. Hatfield is also a member of the Advisory Board for International Business at St. Louis University.

     Continuing Directors -- Term Expires 2005

     John C. Hunter III, 56, has served as a director of the Company since October 1998. Mr. Hunter is Chairman, President and Chief Executive Officer of Solutia Inc., an international producer of high-performance, chemical-based materials used to make consumer, household, automotive and industrial products. Previously, he served as President and Chief Operating Officer since Solutia's spin-off from Monsanto Company in 1997. From 1992 to 1997, Mr. Hunter was President, Fibers for Monsanto Company. He graduated from the Georgia Institute of Technology with a B.S. in Chemical Engineering and an M.B.A. from the University of Houston at Clear Lake City. Mr. Hunter serves as a Board member of Hercules, Inc. and Missouri Baptist Hospital.

     James E. Warjone, 60, has served as director of the Company since January 2001. Mr. Warjone is Chairman and General Partner of Port Blakely Tree Farms, primarily a land and timber company that also develops real estate in Washington. The company owns and operates commercial forests in Washington, Oregon and New Zealand. He has been with Port Blakely since 1978. He earned his B.S. in Economics from Claremont Men's College in 1965. Mr. Warjone also serves as a Board member of the Association of Washington Business, Enterprises International Inc., Joshua Green Corporation, Pacific Science Center, and Welco Lumber Company.

                   COMMITTEES OF THE BOARD AND DIRECTOR FEES

     Board of Directors

     The Board of Directors provides guidance and strategic oversight to the Company's management with the objective of optimizing shareholders' returns on their investment in the Company. The Board is designed to assure that there is independent review and oversight as well as approval of significant strategic and management decisions affecting the Company. Regular meetings of the Board are held five times per year and special meetings are scheduled when required. The Board held six meetings in fiscal 2003. All current directors attended at least 75% of the meetings of the Board and the Board Committees of which they are members.

     Committees Established by the Board

     The Board has established the following standing Committees, each of which is composed solely of "independent" directors, as defined for all applicable legal and listing requirements, to assist in discharging its responsibilities:

     Audit and Environmental, Health, and Safety Committee -- The Audit and EH&S Committee, which met nine times in fiscal 2003, was comprised of Richard T. Crowder (Chair), William E. Buchholz, John C. Hunter III, Sally G. Narodick and James E. Warjone. The committee selects the independent auditors; reviews the proposed scope of the independent audit; reviews the annual financial statements and the independent auditors' report; reviews the independent auditors' recommendations relating to accounting, internal controls and other matters; reviews internal controls and accounting policies with management; and approves policies relating to risk management and environmental, health, and safety matters. On October 29, 2003 the committee reviewed and reassessed the adequacy of its charter and confirmed that it complies with all applicable Nasdaq listing and federal securities laws requirements. An amended copy of the charter is attached as Appendix A. The amended charter also reflects the reallocation of the environmental, health and safety functions to the Governance and Nominating Committee and a change in the committee's name. The committee also designated Mr. Buchholz as its Chair and its Audit Committee Financial Expert effective at the end of the meeting held on October 29, 2003.

     Executive Compensation and Development Committee -- The Executive Compensation and Development Committee, which met four times in fiscal 2003, was comprised of Sally G. Narodick (Chair), Paul H. Hatfield and James E. Warjone. The committee establishes the compensation of executive officers, provided that, as to the salary of the Chief Executive Officer, the committee recommends an appropriate salary to the Board for approval. The committee also directs and monitors the Company's benefit plans, works with management to set fiscal year incentive compensation goals for recommendation to the Board, determines executive bonus payments, and authorizes stock options to officers and employees under the Company's stock option plan. In addition, the committee reviews plans for executive development and succession on a regular basis. On October 29, 2003 the Board approved amendments to the committee's charter and confirmed that it complies with all applicable Nasdaq listing and federal securities laws requirements.

     Executive Committee -- The Executive Committee, which met one time in fiscal 2003, was comprised of Paul H. Hatfield (Chair) and the chairs of the other standing committees (Richard T. Crowder, John C. Hunter III and Sally G. Narodick). The committee is authorized to exercise all powers and authority of the Board with certain exceptions.

     Governance and Nominating Committee -- The Governance and Nominating Committee, which met three times in fiscal 2003, was comprised of John C. Hunter III (Chair), Richard T. Crowder and James E. Warjone. The committee makes recommendations to the Board for director nominations and the appointment of the Chairman; reports to the Board on corporate governance matters and practices including the effectiveness of the Board, its committees and individual directors; determines the criteria for qualification of directors; and periodically reviews Board compensation for non-employee directors and the processes and policies established by the Board. The committee recommends to the Board individuals for nomination for election to the Board at the Annual Meeting of Shareholders and committee appointments.* On October 29, 2003 the Board approved amendments to the committee's charter and confirmed that it complies with all applicable Nasdaq listing and federal securities laws requirements. The amended charter also reflects that the committee has assumed responsibility for the environmental, health and safety functions formerly discharged by the Audit Committee.

     Director Compensation

Non-employee directors were compensated during the last
  fiscal year as follows:
Annual retainer as Chairman of the Board of Directors.......  $30,000
Annual retainer as a director...............................    9,000
Annual retainer as Chair of the Executive Committee.........    4,000
Annual retainer as Chair of all other standing committees...    2,000
Fee for each meeting of the Board of Directors attended.....    1,000
Fee for each meeting of the Board of Directors attended when
  held out of state of director's residence.................    2,000
Fee for Chair and member of each standing committee for each
  meeting attended..........................................    1,000

     Under a non-qualified deferred compensation plan, non-employee directors may elect to defer, with interest, all or part of their director compensation.

     Non-employee directors also receive restricted stock under the 1993 Non-Employee Director Restricted Stock Plan (the "Restricted Stock Plan"). The Restricted Stock Plan provides that beginning September 1, 1993 and every three years thereafter, each non-employee director shall receive $18,000 worth of common stock of the Company, based on the last reported sale price of the stock on the preceding trading day. A person who becomes a non-employee director after the September 1 on which an award was made will be awarded the number of shares determined by dividing the amount equal to $18,000 minus the product of $500 times the number of months since such September 1 by the last reported sale price of the stock on the trading day next preceding the award date. A non-employee director may sell or otherwise transfer one-third of the shares covered by an award

---------------
*Persons beneficially owning 1% or more of the outstanding shares of voting stock when cumulative voting is in effect have the right to nominate candidates for election as a director and to have information relating to such nominees included in the Company's proxy statement. However, cumulative voting is only in effect when a shareholder owns 40% or more of the Company's outstanding voting stock; no shareholder currently holds 40% or more of the Company's outstanding voting stock. The procedures to be followed in the case of any such nominations are set forth in the Bylaws of the Company.

on each anniversary of the date of the award. If a non-employee director ceases to be a director before the restrictions against transfer have lapsed with respect to any shares, then, except in certain circumstances, such as retirement, the director forfeits such shares. On September 3, 2002, the last grant date under the Restricted Stock Plan, the Company granted each non-employee director 1,309 shares.

     In addition, non-employee directors receive stock options under the Stock Option Plan for Non-Employee Directors. The plan provides that on each September 1, each non-employee director shall receive an option to purchase the number of shares of the Company's common stock equal to $10,000 divided by 25% of the fair market value of a share of such stock on such date. The exercise price is 75% of the fair market value of a share of such stock on the grant date. If a non-employee director will not serve during the full fiscal year due to retirement, then a pro rata award will be made. Accordingly, on September 2, 2003 each non-employee director was granted an option to purchase 3,053 shares of common stock. Each non-employee director also may elect to receive stock options in lieu of all or a portion of director cash compensation for that fiscal year. Grants of these options, if so elected, occur quarterly. The number of shares subject to each option is equal to the amount of compensation (retainer, meeting and committee fees) payable to the non-employee director as of the quarterly date divided by 25% of the fair market value of a share of the Company's common stock on the grant date. The exercise price for these deferred compensation stock options is 75% of the fair market value of a share of such stock on the grant date. In fiscal year 2003, Messrs. Richard T. Crowder and James E. Warjone elected to receive such options in lieu of all or a portion of director cash compensation. Unless an option granted under the plan is terminated or its exercisability is accelerated in accordance with the plan upon the occurrence of certain events (including a change of control), the option is exercisable six months after its grant date. The options terminate at the earlier of ten years after the date of grant or three years after the date the non-employee director ceases to be a member of the Board.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     The following table sets forth information, as of December 5, 2003, regarding the beneficial ownership of the Company's common stock by any person known to the Company to be the beneficial owner of more than five percent of such outstanding common stock; by the directors including the Company's Chief Executive Officer; by the four other highest paid executive officers in fiscal year 2003; and by the directors and named executive officers as a group.

                                                             AMOUNT AND NATURE OF
                                                           BENEFICIAL OWNERSHIP OF
NAME (AND ADDRESS FOR BENEFICIAL OWNERS OVER 5%)               COMMON STOCK(1)          PERCENT OF CLASS
------------------------------------------------          --------------------------    ----------------
T. Rowe Price...........................................           825,000                    9.48%(3)
  100 East Pratt Street
  Baltimore, Maryland 21202
David L. Babson & Co., Inc. ............................           694,750                    7.99%(3)
  One Memorial Drive
  Cambridge, MA 02142
Rutabaga Capital Management.............................           602,166                    6.92%(3)
  64 Broad Street
  Boston, MA 02109
Thomas D. Malkoski......................................            93,250                    1.06%(3)
William E. Buchholz.....................................             2,891                      **
Jeffrey T. Cook(2)......................................           246,373                    2.83%(3)
Steven O. Cordier.......................................            19,750                      **
Richard T. Crowder......................................            22,866                      **
R. Randolph Devening....................................               916                      **
Paul H. Hatfield........................................            82,412                      **
John C. Hunter III......................................            24,598                      **
Gregory R. Keeley.......................................            75,469                      **
Wallace H. Kunerth......................................            37,624                      **
Sally G. Narodick.......................................            30,003                      **
John R. Randall.........................................             4,502                      **
James E. Warjone........................................            19,936                      **
All directors and executive officers as a group (15
  persons)..............................................           679,540                    7.47%(3)

---------------

**  Represents less than 1%

(1) Unless otherwise indicated, beneficial ownership represents sole voting and investment power. The totals, which include shares that may be acquired within 60 days through the exercise of stock options, are as follows: Mr. Malkoski, 88,750; Mr. Buchholz, 1,773; Mr. Cook, 2,102; Mr. Cordier, 18,750; Mr. Crowder, 19,953;; Mr. Hatfield, 66,356; Mr. Hunter, 21,815; Mr. Keeley, 75,000; Dr. Kunerth 37,500; Ms. Narodick, 25,028; Mr. Warjone, 18,023 and
    all directors and executive officers as a group, 393,800.

(2) Includes 78,300 shares held in irrevocable trusts for which Mr. Cook shares voting and investment power.

(3) For purposes of calculating the percentage of class owned by this officer or director and the directors and named officers as a group, the total shares of the class includes shares that may be acquired within 60 days through the exercise of stock options.

                             EXECUTIVE COMPENSATION

     Compensation paid by the Company during fiscal years 2003, 2002, and 2001 for the Chief Executive Officer and the other four most highly compensated executive officers is set out in the following table.

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM
                                                                                COMPENSATION
                                                   ANNUAL COMPENSATION             AWARDS
                                             --------------------------------   ------------
                                                                 OTHER ANNUAL    SECURITIES     ALL OTHER
NAME AND                                     SALARY     BONUS    COMPENSATION    UNDERLYING    COMPENSATION
PRINCIPAL POSITION             FISCAL YEAR   ($)(1)      ($)         ($)         OPTIONS(#)       ($)(2)
------------------             -----------   -------   -------   ------------   ------------   ------------
Thomas D. Malkoski...........     2003       362,116   410,000           0         70,000         12,000
  President and Chief
  Executive                       2002       233,333   210,000           0        185,000          1,030
  Officer
Steven O. Cordier............     2003       221,000   147,800      37,263(3)      55,000              0
  Vice President, Chief
  Financial                       2002        20,673    20,000                     60,000              0
  Officer and Corporate
  Secretary
Gregory R. Keeley............     2003       238,577   119,295           0         20,000          4,636
  Vice President.............     2002       231,000   102,375           0              0          4,827
                                  2001       221,667    22,000           0              0          7,610
Wallace H. Kunerth...........     2003       202,800    73,336           0         25,000          5,438
  Vice President.............     2002       195,333    72,310           0              0          5,821
                                  2001       186,667    38,000           0              0          5,151
John R. Randall..............     2003        95,000    50,000           0         50,000          2,372
  Vice President

---------------

(1) The salary amounts for Messrs. Malkoski and Cordier reflect a partial year's salary based on their date of hire within fiscal year 2002. The salary amount for Mr. Randall reflects a partial year's salary based on his date of hire in fiscal year 2003.

(2) These amounts represent the Company's matching contributions under the Penford Corporation Savings and Stock Ownership Plan.

(3) Of the total amount disclosed $35,613 represented relocation expenses and $1,650 gross-up for Mr. Cordier's company automobile.

     1994 Employee Stock Option Plan

     The Company has a stock option plan pursuant to which options to purchase common stock are granted to officers and certain employees of the Company. The plan is administered by the Executive Compensation and Development Committee of the Board of Directors, which determines to whom the options are granted, the number of shares subject to each option grant, the type of option, the vesting schedule and the exercise price. The plan and related agreements contain provisions that, in certain circumstances, may cause the date of exercise of such option to accelerate upon a change of control of the Company.

                          OPTION GRANTS IN FISCAL 2003
                               INDIVIDUAL GRANTS

                                                                                      POTENTIAL REALIZABLE VALUE
                               NUMBER OF                                                   AT ASSUMED ANNUAL
                               SECURITIES    % OF TOTAL                                  RATES OF STOCK PRICE
                               UNDERLYING     OPTIONS                                      APPRECIATION FOR
                                OPTIONS      GRANTED TO    EXERCISE OR                    OPTION TERMS($)(1)
                                GRANTED     EMPLOYEES IN   BASE PRICE    EXPIRATION   ---------------------------
NAME                              (#)       FISCAL YEAR      ($/SH)         DATE          5%             10%
----                           ----------   ------------   -----------   ----------   -----------   -------------
Thomas D. Malkoski...........    20,000          6.8         14.945      10/30/2012    $187,977      $  476,370
                                 50,000         17.1          12.79      08/22/2013    $402,178      $1,019,198
Steven O. Cordier............    15,000          5.1         14.945      10/30/2012    $140,982      $  357,277
                                 40,000         13.7          12.79      08/22/2013    $321,742      $  815,359
Gregory R. Keeley............    20,000          6.8          12.79      08/22/2013    $160,871      $  407,679
Wallace H. Kunerth...........    25,000          8.5          12.79      08/22/2013    $201,089      $  509,599
John R. Randall..............    50,000         17.1          12.59      02/17/2013    $371,456      $  979,355

---------------
(1) Potential realizable value is based on the assumption that the stock price of the Company's common stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the ten-year option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price performance.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                         NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                            SHARES                            OPTIONS AT              IN-THE-MONEY OPTIONS AT
                           ACQUIRED                       FISCAL YEAR-END(#)           FISCAL YEAR-END($)(1)
                              ON           VALUE      ---------------------------   ---------------------------
NAME                      EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                      -----------   -----------   -----------   -------------   -----------   -------------
Thomas D. Malkoski......        0             0         46,250         208,750        30,000         121,000
Steven O. Cordier.......        0             0         15,000         100,000             0          24,800
Gregory R. Keeley.......        0             0         75,000          45,000             0          12,400
Wallace H. Kunerth......        0             0         37,500          37,500             0          15,500
John R. Randall.........        0             0              0          50,000             0          41,000

---------------
(1) Values are calculated by subtracting the exercise price from the fair market value of the stock as of the fiscal year end.

     Retirement Plan

     The Company has a defined benefit retirement plan (the "Retirement Plan"). The following table shows the estimated annual benefits payable at retirement under the Retirement Plan to persons in the specified compensation and years of service classifications.

                               PENSION PLAN TABLE

 BENEFITS COMPUTED WITHOUT SALARY MAXIMUMS OR INTERNAL REVENUE CODE SECTION 415
                                    MAXIMUMS

                                YEARS OF SERVICE
FIVE-YEAR AVERAGE   -----------------------------------------
COMPENSATION(1)        15         20         25         30
-----------------   --------   --------   --------   --------
200,$000.....         41,702     55,603     69,504     83,405
300,000.....          64,202     85,603    107,004    128,405
400,000.....          86,702    115,603    144,504    173,405
500,000.....         109,202    145,603    182,004    218,405
600,000.....         131,702    175,603    219,504    263,405
700,000.....         154,202    205,603    257,004    308,405
800,000.....         176,702    235,603    294,504    353,405
900,000.....         199,202    265,603    332,004    398,405

---------------
(1) The highest possible final five-year average compensation in 1993 was $235,840. The Internal Revenue Code limits the compensation that can be considered for plan purposes each year. In 2003, the maximum compensation that will be considered is $200,000. With certain exceptions, Internal Revenue Code Section 415 restricts to an aggregate amount of $160,000 (subject to cost of living adjustments) the annual pension that may be paid by an employer from a plan that is qualified under the Code.

     The retirement benefits shown are based upon retirement at age 65 and the payments of a single-life annuity to the employee using current average Social Security wage base amounts and are not subject to any deduction for Social Security or other offset amounts. The Retirement Plan's formula limits years of service to 30 years. With certain exceptions, the Internal Revenue Code restricts to an aggregate amount of $160,000 (subject to cost of living adjustments) the annual pension that may be paid by an employer from a plan that is qualified under the Code.

     All North American-based active employees who are not members of the collective bargaining unit are eligible to participate in the Retirement Plan. Compensation covered by the Retirement Plan includes salaries and bonuses.

     As of August 31, 2003, the approximate years of credited service (rounded to the nearest year) under the Retirement Plan of the named executive officers were: Mr. Malkoski, 2; Mr. Cordier, 1; Mr. Keeley, 4; and Dr. Kunerth, 11.

     Change-of-Control Arrangements

     The Company has change-of-control agreements with the following executive officers: Messrs. Thomas D. Malkoski, Randy J. Burns, Steven O. Cordier, Gregory
R. Keeley, Wallace H. Kunerth and John R. Randall. Each agreement provides that the executive will receive compensation for 30 months if his employment is terminated by the Company upon a change of control for any reason other than gross misconduct, death, disability, or reaching age 65, or if he terminates his employment following (i) the assignment to him of responsibilities or title materially less than his responsibilities and title prior to a change of control; (ii) the reduction in the aggregate of his salary and bonus; or (iii) a material breach by the Company of the agreement, provided such termination occurs within 24 months after certain defined events that might lead to a change of control of the Company. The compensation will be paid at a rate equal to the executive's then-current salary and target bonus. The compensation is subject to a minimum annual rate of not less than the executive's average compensation for the preceding three calendar years and is subject to reduction if the aggregate present value of all payments would equal or exceed three times the executive's "base amount," as defined in Section 280G of the Internal Revenue Code. The executive also will continue to have "employee" status for the 30-month period and will retain most employee benefits during this period. The amount to be paid is reduced by amounts received by the executive from other employers during the 30-month period.

     The estimated aggregate amounts presently payable in the event of a change of control (assuming each executive receives payments for the maximum 30-month period) would be: Mr. Malkoski, $1,825,000; Mr. Cordier, $787,500; Mr. Keeley, $903,750; Dr. Kunerth, $721,000; Mr. Randall, $665,000; and Mr. Burns,

$717,500. This does not include the value of employee benefits that might be payable to the executive during the 30-month period. Such benefits cannot be determined with any reasonable certainty at this time. Continuation of these benefits would include participation in the Company's health and welfare plans and policies, continued vesting of stock options, and continuation of years of service for pension and other retirement plan benefit computation purposes.

                                 REPORT OF THE
                EXECUTIVE COMPENSATION AND DEVELOPMENT COMMITTEE
                           ON EXECUTIVE COMPENSATION

     The Board of Directors of the Company has an Executive Compensation and Development Committee (the "Committee") comprised of three independent directors. The Committee is broadly charged by the Board of Directors to establish compensation and incentive programs for key employees, and to direct and monitor the Company's benefit plans for all Penford employees. In addition, the Committee reviews plans for executive development and succession on a regular basis.

     Following review and approval by the Committee, issues pertaining to executive compensation are reported to the full Board of Directors, except that with regard to the base salary of the Chief Executive Officer, the Committee reviews and recommends to the full Board for approval.

     Total Compensation

     The Committee believes that executive officer compensation should be closely aligned with the performance of the Company on both a short-term and long-term basis, and that such compensation should assist the Company in attracting and retaining key executives critical to its long-term success. To that end, the Committee's policy is that the compensation package for executive officers shall consist of three components: (i) annual base salary; (ii) the potential to earn incentive bonuses, the amount of which is dependent upon both Company and individual performance during the fiscal year; and (iii) stock option awards designed to align management's interests with those of shareholders by providing long-term incentives for the Company's key employees.

     The Committee establishes total annual compensation for the chief executive officer and other senior executive officers after reviewing each component of such executive's compensation against executive compensation surveys prepared by outside consultants. The surveys used for comparison reflect compensation levels and practices for persons holding comparably responsible positions at a targeted peer group and other similarly sized manufacturing companies. In addition to reviewing senior executive officers' compensation against the comparator group, the Committee also solicits appropriate input from the Company's Chief Executive Officer regarding total compensation for those executives who report directly to him.

     For fiscal year 2003, the Committee determined that total cash compensation for executive officers (the sum of base salary and cash bonus) should be targeted between the 50th and the 75th percentile of selected peer group companies. The Committee may, at its discretion, award compensation in excess of the target. The program is intended to be competitive with other high-performing organizations and to enable the Company to attract, reward and retain exceptional talent.

     Base Salary

     Base salaries for executive officers are reviewed on an annual basis and at the time of promotion or other increase in responsibilities. Increases in salary are based on evaluation of such factors as the levels of responsibility, individual performance, experience, current pay, and Company peer group pay levels. Mr. Malkoski's stated annual base salary for fiscal year 2003 was $365,000.

     Incentive Compensation

     The Committee selects participants for the executive bonus plan, sets bonus target percentages and objective quantitative and qualitative performance goals, approves individual performance factors, and determines level of achievement to objective performance measures. Target bonus amounts, payable in cash, are expressed as a percentage of base salary and are established according to the overall intended peer group companies. For fiscal year 2003, the bonus targets for participating employees ranged from 25% to 100% of base salary depending on position. After the end of the performance period, the Committee determines the extent to which a plan participant achieved the performance goals and the amount of the award that is payable.

     Penford's Board of Directors believes strongly that a balanced combination of targets requiring the achievement of short-term operating goals and longer-term strategic objectives translates directly into increasing the long-term value of Penford stock. Individual incentive compensation target awards are also subject to an adjustment based on individual performance. Payouts can exceed targets to a maximum of 200% when quantitative and qualitative targets are exceeded.

     Stock Based Incentive Programs

     The Board of Directors encourages all executive officers of Penford to build a significant ownership position in Penford common stock. All stock options to executive officers have been granted at market price on the date of the grant. The non-qualified stock option plan is administered by the Executive Compensation and Development Committee of the Board of Directors, which determines to whom the options are granted, the number of shares subject to each option grant, the vesting schedule and exercise price.

     The amount of stock option shares granted under any given program is evaluated based on a potential long-term total return to shareholders versus the potential long-term return to the option holder for performance in increasing the value of Penford stock. Factors such as dilution to existing shareholders and existing open market stock trading activity are taken into account.

     Supplemental Benefit Plan

     The Company offers an Executive Deferred Compensation Plan to executive officers and certain other key personnel. This plan is designed to be competitive with other plans for comparably sized companies and to attract and retain highly qualified management.

     CEO Compensation

     As discussed above, Penford's executive cash compensation program includes a base salary and a Company performance-based incentive compensation program. Mr. Malkoski participates in the same program applicable to the other named executive officers with an incentive target of 100% of base salary. The Committee's objective is to correlate the CEO's remuneration with the performance of the Company. The Chief Executive Officer's remuneration is adjusted to reflect the level of target achievement for that particular fiscal year. After a review of all of the factors described above, the Executive Compensation and Development Committee determined that Mr. Malkoski's actual bonus for 2003 would be $410,000 consisting of $354,000 based on application of the criteria in the Incentive Compensation Program described above and an additional one-time bonus of $56,000 in recognition of his leadership in completing the sale of the Hi-Maize(R) business and equity and debt financings. Mr. Malkoski's annual base salary will increase to $400,000 effective January 1, 2004.

                                          Sally G. Narodick, Chair
                                          Paul H. Hatfield
                                          James E. Warjone

                           REPORT OF AUDIT COMMITTEE

     The Audit Committee (the "committee") of the Board of the Directors of the Company is comprised of four independent Directors and acts under a written charter approved by the Board of Directors. A copy of the charter, as amended on October 29, 2003, is attached to this Proxy Statement as Exhibit A. The Board annually reviews the Nasdaq listing standards' definition of independence for audit committee members and has determined that each member of the Committee meets that standard. The Board has affirmatively determined that each member of the committee is able to read and understand fundamental financial statements as required by the listing standards of Nasdaq, and that Mr. William E. Buchholz is an "audit committee financial expert" as such term is defined in applicable rules adopted pursuant to the Sarbanes-Oxley Act of 2002.

     The committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed and discussed the audited financial statements for fiscal year 2003 with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The committee reviewed with Ernst & Young LLP, the Company's independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the committee by the Statement on Auditing Standards No. 61,"Communication with Audit Committees," as amended. In addition, Ernst & Young LLP has provided the committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and the committee has discussed with the independent auditors the auditors' independence from management and the Company.

     The committee discussed with the Company's independent auditors the overall scope and plans for their respective audits. The committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

     In reliance on the reviews and discussions referred to above, the committee recommended that the audited financial statements be included in the Annual Report on Form 10-K for the year ended August 31, 2003 for filing with the Securities and Exchange Commission. The committee has also approved the selection of the Company's independent auditors for the fiscal year ending August 31, 2004.

                                          Richard T. Crowder, Chair
                                          William E. Buchholz
                                          John C. Hunter III
                                          Sally G. Narodick

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Ernst & Young LLP, at the appointment of the audit committee, will serve as the independent auditors for the Company for the fiscal year ending August 31, 2004. This firm has served as the independent auditors for the Company since 1985. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting of Shareholders, will be given an opportunity to make a statement at the meeting if they desire to do so, and will be available to respond to appropriate questions.

                         FEES PAID TO ERNST & YOUNG LLP

     The following table sets forth approximate aggregate fees billed to the Company by Ernst & Young LLP.

                                                                2002        2003
                                                              --------   ----------
Audit Fees..................................................  $303,366   $  329,989
Audit-Related Fees(1).......................................    47,451       24,850
Tax Fees(2).................................................   202,906      850,110
All Other Fees(3)...........................................     2,881        6,544
                                                              --------   ----------
Total Fees..................................................  $556,604   $1,211,493
                                                              ========   ==========

---------------
(1) Audit-Related Fees consist of fees billed related to the performance of audits of the Company's benefit plans and accounting consultations related to the application of generally accepted accounting principles.

(2) Tax Fees consist of the fees billed related to professional services performed by Ernst & Young LLP for tax compliance, tax advice and domestic and international tax planning. Tax Fees billed in fiscal 2003 include $507,000 related to assistance with a state sales tax audit.

(3) All Other Fees consist of fees billed for reviews of royalties and other areas to comply with contractual obligations of the Company.

     The Audit Committee has concluded that the provision of the non-audit services listed above is compatible with maintaining the independence of Ernst & Young LLP.

   POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT
                        SERVICES OF INDEPENDENT AUDITORS

     The Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy that sets forth the procedures and the conditions pursuant to which services proposed to be performed by the independent auditor may be pre-approved. These services may include audit services, audit-related services, tax services and other services. The Audit Committee determines from time to time those permitted services that have the general pre-approval of the Audit Committee, which is generally provided for up to one year. Any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee considers whether such services are consistent with SEC rules on auditor independence, as well as whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company's business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company's ability to manage or control risk or improve audit quality. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

                      CODE OF BUSINESS CONDUCT AND ETHICS

     The Company has adopted a Code of Business Conduct and Ethics (the "Code") that is applicable to all employees, consultants and members of the Board of Directors, including the Chief Executive Officer, Chief Financial Officer and Corporate Controller. This Code embodies the commitment of the Company and its subsidiaries to conduct business in accordance with the highest ethical standards and applicable laws, rules and regulations. The Company will provide any shareholder a copy of the Code, without charge, upon written request to the Company's Secretary.

                               PERFORMANCE GRAPH

     The following graph compares the Company's cumulative total shareholder return on its common stock for a five-year period (September 1, 1998 to August 31, 2003) with the cumulative total return of the Nasdaq Market Index and all companies traded on the Nasdaq Stock Market ("Nasdaq") with a market capitalization of $100 --

$200 million, excluding financial institutions. The graph assumes that $100 was invested on September 1, 1998 in the Company's common stock and in the stated indices. The comparison assumes that all dividends are reinvested.

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                           AMONG PENFORD CORPORATION,
                    NASDAQ MARKET INDEX AND PEER GROUP INDEX

                              (PERFORMANCE GRAPH)

                   ASSUMES $100 INVESTED ON SEPTEMBER 1, 1998
                          ASSUMES DIVIDEND REINVESTED
                       FISCAL YEAR ENDING AUGUST 31, 2003

--------------------------------------------------------------------------------
                        1998      1999      2000      2001      2002      2003
--------------------------------------------------------------------------------
 PENFORD CORPORATION   100.00    105.25    131.51     79.20    106.16    102.59
 NASDAQ MARKET INDEX
  (U.S.)               100.00    185.55    284.19    121.61     89.25    122.94
 NASDAQ MARKET CAP
  ($100 -- 200M)       100.00    160.25    152.24     49.18     17.51     23.04
--------------------------------------------------------------------------------

     Management does not believe there is either a published index, or a group of companies whose overall business is sufficiently similar to the business of Penford to allow a meaningful benchmark against which the Company can be compared. The Company sells products based on specialty carbohydrate chemistry to several distinct markets, making overall comparisons to one of these markets misleading to the Company as a whole.

For these reasons, the Company has elected to use non-financial companies traded on Nasdaq with a similar market capitalization as a peer group.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The federal securities laws require the Company's directors and executive officers, and persons who own more than ten percent (10%) of the Company's common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of any securities of the Company.

     Messrs. Malkoski, Cordier, Keeley and Kunerth were late in filing a report on Form 4 relating to a stock option grant to each on August 22, 2003.

                             SHAREHOLDER PROPOSALS

     Shareholder proposals that are (a) intended for inclusion in next year's proxy statement, or (b) to be presented at next year's Annual Meeting of Shareholders without inclusion in the Company's proxy materials, must be directed to the Corporate Secretary at Penford Corporation, 7094 South Revere Parkway, Englewood, CO 80112, and must be received by August 22, 2004. Any shareholder proposal for next year's Annual Meeting submitted after August 22, 2004 will not be considered filed on a timely basis with the Company. For proposals that are timely filed, the Company retains discretion to vote proxies it receives provided (1) the Company includes in its proxy statement advice on the nature of the proposal and how it intends to exercise its voting discretion; and (2) the proponent does not issue a proxy statement.

                            SOLICITATION OF PROXIES

     The proxy card accompanying this proxy statement is solicited by the Board of Directors. Proxies may be solicited by officers, directors, and other employees of the Company, none of whom will receive any additional compensation for their services. Representatives of Mellon Investor Services LLC also may solicit proxies as a part of the services it provides for the Company. Solicitations of proxies may be made personally, or by mail, telephone, telegraph, facsimile, or messenger. The Company will pay persons holding shares of common stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for the expense of forwarding soliciting materials to their principals. All costs of soliciting proxies will be paid by the Company.

                               VOTING TABULATION

     Votes Required

     Under the Washington Business Corporation Act, the election of the Company's Directors requires a plurality of the votes represented in person or by proxy at the meeting. Votes cast by proxy or in person at the meeting will be tabulated by Mellon Investor Services LLC, the stock transfer agent designated by the Company. A majority of the shares eligible to vote must be present in person or represented by proxy to provide a quorum.

     Effect of an Abstention and Broker Non-Votes

     A shareholder who abstains from voting on any or all proposals and broker non-votes (shares held by brokers or nominees that are represented at a meeting, but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will be included in the number of shareholders present at the meeting for the purpose of determining the presence of a quorum. Abstentions and broker non-votes will not be counted either in favor of or against the election of the nominees or other proposals. Under the rules of the National Association of Securities Dealers, brokers holding stock for the accounts of their clients who have not been given specific voting instructions as to certain routine matters, such as the election of directors, by their clients may vote their client's proxies in their own discretion.

                                 OTHER MATTERS

     The Company is not aware of any other business to be acted upon at the meeting. If other business requiring a vote of the shareholders should come before the meeting, the holders of the proxies will vote in accordance with their best judgment.

December 19, 2003

                                   EXHIBIT A

                              PENFORD CORPORATION
                            AUDIT COMMITTEE CHARTER

ORGANIZATION

     The Audit Committee (the "Committee") shall consist of at least three Directors, including a Chairperson. The Committee shall include only "independent" Directors as such term is defined by applicable law, regulation and the relevant listing authority. Each member of the Committee shall be "financially literate" at the time of their appointment to the Committee and at least one member of the Committee must be an "audit committee financial expert" as those terms are defined in accordance with applicable law, regulation and the relevant listing authority and interpreted by the Board of Directors ("Board") in its business judgment.

STATEMENT OF POLICY

     The Committee shall, through regular or special meetings with management and the Company's independent Auditor (the "Auditor"), provide oversight on matters relating to accounting, financial reporting, internal control, auditing, risk management and other matters as the Board or the Committee Chairperson deems appropriate.

RESPONSIBILITIES

     The Committee shall be directly responsible for the appointment, compensation and oversight of the work of the Auditor; reviewing the audit process and independence of the auditor; and recommending approval of both material accounting policies and risk management policies.

     The Committee shall function as, and discharge the responsibilities of, a qualified legal compliance committee ("QLCC"), as provided for under the rules of the Securities and Exchange Commission ("SEC").

     The Committee shall review "related party transactions" (as defined in Item 404 of Regulation S-K as promulgated by the Securities and Exchange Commission) and resolve issues of conflict of interest, provided, however, that when any member of the Committee is also an officer, director or an interested party of or in such corporation or other entity with which a conflict arises, such member shall not participate in the deliberations or vote on any matter involving such corporation or other entity.

AUDIT FUNCTIONS

     With respect to its audit functions, the Committee shall:

     - communicate to the Auditor that the Auditor is ultimately accountable to the Board and the Committee;

     - require the Auditor to provide annually to the Committee a formal written statement delineating all relationships between the Auditor and the Company;

     - actively engage in a dialogue with the Auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the Auditor;

     - recommend that the Board take appropriate action in response to the Auditor's report to satisfy itself of the Auditor's independence;

     - review the annual audit plans of the Auditor;

     - review the results of the Auditors' activities, including major conclusions, findings and recommendations, and related management responses;

     - review with the Auditors and counsel material litigation involving the Company, its officers and directors; and

     - review with the Auditors significant business, accounting, tax, legal and other developments that could be material to the Company's financial statements.

     With respect to financial reporting and disclosure, the Committee Chair and/or the full Committee, will meet with management and the Auditors prior to each quarterly and fiscal year earnings release and will discuss on a general basis the types of information disclosed in, and the types of presentations to be made for, earnings releases, as well as updated or new material financial information or earnings guidance provided to analysts and rating agencies.

     ACCOUNTING POLICIES. The Committee shall review with management and the Auditor the adoption of or changes to major accounting policies.

     INTERNAL ACCOUNTING CONTROLS, DISCLOSURE CONTROLS AND AUDITS. The Committee shall review, in connection with the annual audit and from time to time as necessary, the Company's internal accounting controls, disclosure controls and results of internal audits (where material), including (a) disclosures, if any, by Company officials relating to deficiencies or material weaknesses in such controls, and (b) compliance and the Company's policies with respect to the Foreign Corrupt Practices Act.

     PRE-APPROVAL OF NON-AUDIT SERVICES. The Committee shall pre-approve all non-audit services provided to the Company by the Auditor, provided the Auditor is not prohibited from performing such non-audit services by applicable law. Any pre-approval of non-audit services shall occur no earlier than one (1) year prior to the commencement of the service. The Committee may delegate to one (1) or more designated members of the Committee (provided such member qualifies as an "independent" Director) the authority to grant pre-approvals of non-audit services. The decisions of such member shall be presented to the full Committee at its next scheduled meeting.

     COMMUNICATIONS. The Committee shall have separate direct lines of communication between itself and the Auditor, and with regard to litigation and legal and regulatory compliance, the Company's general counsel. The Committee shall meet privately (without members of management present) and separately with the Auditor at least once each year and, if/when requested, with the Company's legal counsel. A special meeting of the Committee may be called by executive management or the Auditors.

     COMPLAINT PROCEDURES. The Committee shall establish procedures for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. In addition, the Committee shall establish written procedures for the confidential receipt, retention and consideration of any report, provided to it as the Company's QLCC, of evidence of a material violation of any applicable United States federal or state securities law, a material breach of fiduciary duty arising under United States federal or state law, or a similar material violation of any United States federal or state law (a "Material Violation"). Anonymous reports may be submitted electronically at www.ethicspoint.com or by telephone 866-ETHICSP (866-384-4277).

     ANNUAL FINANCIAL STATEMENTS. Prior to filing the Form 10-K, the Committee shall review and discuss the audited financial statements with management, and discuss with the Auditors the matters required to be discussed by relevant auditing standards, including the quality, not just the acceptability, of the accounting principles and underlying estimates used in the audited financial statements. The Committee shall report to the Board and to the shareholders (via the Company's annual proxy statement) whether, based on such reviews and discussions, it recommended to the Board that the most recent year's audited financial statements be included in the Company's Form 10-K to be filed with the SEC.

     AUTHORITY TO INVESTIGATE. The Committee may cause an investigation to be made into any matter within the scope of its responsibility. The Committee may engage, and the Company shall provide resources for, independent counsel and other advisors to assist in its investigations as it deems necessary. The Committee may undertake such other matters as the Board or the Committee considers appropriate.

QLCC FUNCTIONS

     With respect to its QLCC functions, the Committee shall have the authority and responsibility to:

     - inform the Company's CEO of any report of evidence of a Material Violation except in the circumstances where the Committee reasonably believes it would be futile, in which case the Committee may report the evidence directly to the Board;

     - determine whether an investigation regarding any such report is necessary;

     - if it determines that further investigation of any such report is warranted, (a) notify the Board; (b) initiate an investigation, which may be conducted by outside attorneys; and (c) retain such additional expert personnel as the Committee deems necessary;

     - at the conclusion of any such investigation referred to above, (a) recommend, by majority vote, that the Company implement an appropriate response to evidence of a Material Violation and (b) inform the CEO and the Board of the results of any such investigation and the appropriate remedial measures to be adopted; and

     - acting by majority vote, to take all other appropriate action, including the authority to notify the SEC in the event that the Company fails in any material respect to implement an appropriate response that the Committee has recommended.

OTHER FUNCTIONS

     - RISK MANAGEMENT. The Committee shall review and approve annually the risk management policies (e.g. corn, energy, foreign currency, interest) including the net position exposure level for each respective policy, and approve any exceptions thereto. The Committee shall periodically review the commercial insurance program to understand the Company's overall risk profile.

REPORTS FROM MANAGEMENT

     The Committee shall receive periodic reports from management, the Company's general counsel, and the Auditor on matters relating to accounting, financial reporting, internal controls, auditing, litigation and compliance with legal business policies and regulatory requirements. The Committee shall receive these reports pursuant to a schedule that the Committee Chair develops in consultation with management.

ADEQUACY OF CHARTER

     The Committee shall annually review the continued adequacy of the Charter of this Committee and shall comply with the provisions in the General Procedures for Board Committees as approved by the full Board.

REPORTS TO BOARD

     The Committee Chair shall make regular reports to the Board on the Committee's activities.

PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                               PENFORD CORPORATION

         The undersigned hereby appoints Thomas D. Malkoski and Steven O. Cordier, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Penford Corporation Common Stock which the undersigned is entitled to vote, and, of Shareholders in their discretion, to vote upon such other business as may properly come before the Annual Meeting of the Company to be held January 20, 2004, or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.


       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)



--------------------------------------------------------------------------------
                     o DETACH HERE FROM PROXY VOTING CARD. o


           YOU CAN NOW ACCESS YOUR PENFORD CORPORATION ACCOUNT ONLINE.

Access your Penford Corporation shareholder/stockholder account online via Investor ServiceDirect(SM) (ISD).

Mellon Investor Services LLC agent for Penford Corporation, now makes it easy and convenient to get current information on your shareholder account. After a simple, and secure process of establishing a Personal Identification Number
(PIN), you are ready to log in and access your account to:

   o View account status                 o View payment history for dividends
   o View certificate history            o Make address changes
   o View book-entry information         o Obtain a duplicate 1099 tax form
                                         o Establish/change your PIN

        VISIT US ON THE WEB AT HTTP://WWW.MELLONINVESTOR.COM AND FOLLOW
                      THE INSTRUCTIONS SHOWN ON THIS PAGE.

STEP 1: FIRST TIME USERS- ESTABLISH A PIN      STEP 2: LOG IN FOR ACCOUNT ACCESS           STEP 3: ACCOUNT STATUS SCREEN

You must first establish a Personal            You are now ready to log in. To             You are now ready to access your account
Identification Number (PIN) online by          access your account please enter your:      information. Click on the appropriate
following the directions provided in the                                                   button to view or initiate transactions.
upper right portion of the web screen as       o   SSN
follows. You will also need your Social                                                    o   Certificate History
Security Number (SSN) available to             o   PIN
establish a PIN.                                                                           o   Book-Entry Information
                                               o   Then click on the SUBMIT button
INVESTOR SERVICEDIRECT(SM) IS CURRENTLY ONLY                                               o   Issue Certificate
AVAILABLE FOR DOMESTIC INDIVIDUAL AND          If you have more than one account, you
JOINT ACCOUNTS.                                will now be asked to select the             o   Payment History
                                               appropriate account.
o   SSN                                                                                    o   Address Change

o   PIN                                                                                    o   Duplicate 1099

o   Then click on the ESTABLISH PIN button

Please be sure to remember your PIN, or maintain it in a secure place for future reference.



              FOR TECHNICAL ASSISTANCE CALL 1-877-978-7778 BETWEEN
                       9AM-7PM MONDAY-FRIDAY EASTERN TIME

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS     Please mark
                    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.                             your votes as   [X]
                                                                                                             indicated in
                                                                                                             this example.




THE BOARD OF DIRECTORS RECOMMENDS
A VOTE FOR ITEM 1.                              FOR      WITHHELD
                                                          FOR ALL
ITEM 1 - Election of Directors Nominees:        [ ]         [ ]        ITEM 2 - In their discretion the proxies are
                                                                                authorized to vote upon such business
                                                                                as may properly come before the meeting
01 Jeffrey T. Cook
02 Thomas D. Malkoski                                                                                                        WILL
03 Sally G. Narodick                                                                                                        ATTEND
04 William E. Buchholz                                                 If you plan to attend the Annual Meeting,             [ ]
05 R. Randolph Devening                                                please mark the WILL ATTEND box


Withheld for the nominees you list below:
(Write that nominee's name in the space
provided below.)

----------------------------------------

                                                                       CONSENTING TO RECEIVE ALL FUTURE ANNUAL MEETING MATERIALS
                                                                       AND SHAREHOLDER COMMUNICATIONS ELECTRONICALLY IS SIMPLE AND
                                                                       FAST! Enroll today at www.melloninvestor.com/ISD for secure online access to your proxy materials, statements, tax
                                                                       documents and other important shareholder correspondence.


Signature                        Signature                       Date
          ----------------------          ----------------------     ----------

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

--------------------------------------------------------------------------------
                     o DETACH HERE FROM PROXY VOTING CARD o

                     VOTE BY INTERNET OR TELEPHONE OR MAIL
                         24 HOURS A DAY, 7 DAYS A WEEK


    INTERNET AND TELEPHONE VOTING IS AVAILABLE THROUGH 11:59 PM EASTERN TIME
                      THE DAY PRIOR TO ANNUAL MEETING DAY.

   YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.


           INTERNET                                     TELEPHONE                                  MAIL
  HTTP://WWW.EPROXY.COM/PENX                          1-800-435-6710

Use the Internet to vote your                   Use any touch-tone telephone to            Mark, sign and date
proxy. Have your proxy card in                  vote your proxy. Have your proxy             your proxy card
hand when you access the web site.     OR       card in hand when you call.        OR             and
                                                                                            return it in the
                                                                                          enclosed postage-paid
                                                                                                envelope.



               IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,
                  YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.


YOU CAN VIEW THE ANNUAL REPORT AND PROXY STATEMENT
ON THE INTERNET AT: HTTP://WWW.PENFORD.COM/INVESTOR/INV_DEFAULT.ASP